                                                                   Exhibit 10.30

                                                            Contract #: 331009R1

                                SERVICE AGREEMENT
                             FOR RATE SCHEDULE FTS-7

      This Service Agreement, made and entered into this 29th day of October, 1999, by and between TEXAS EASTERN TRANSMISSION CORPORATION, a Delaware Corporation (herein called "Pipeline") and BOSTON GAS COMPANY herein called "Customer", whether one or more),

                              W I T N E S S E T H:

      WHEREAS, Customer and Pipeline are parties to an executed service agreement dated March 23, 1995 under Pipeline's Rate Schedule FTS-7 (Pipeline's Contract No. 331009); and

      WHEREAS, Pipeline and Customer desire to enter into this Service Agreement to supersede and extend Pipeline's currently effective Contract No. 331009;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties do covenant and agree as follows:

                                    ARTICLE I

                               SCOPE OF AGREEMENT

      Subject to the terms, conditions and limitations hereof and of Pipeline's Rate Schedule FTS-7, Pipeline agrees to deliver on a firm basis for Customer's account quantities of gas up to following quantity:

                     Maximum Daily Quantity (MDQ) 29,915 dth

            provided, however, subject to Pipeline's receipt of one (1) year prior written notice Customer shall have a one time election to reduce to 17,052 dth the MDQ of this Service Agreement with such reduction to be effective on November 1, 2005.

      Pipeline shall receive for Customer's account, at the Customer Point(s), for transportation hereunder daily quantities of gas up to Customer's MDQ, plus Applicable Shrinkage. Pipeline shall transport and deliver for Customer's account, at the CNG Point(s), such daily quantities tendered up to such Customer's MDQ.

                                SERVICE AGREEMENT
                             FOR RATE SCHEDULE FTS-7
                                   (Continued)

      Pipeline shall receive for Customer's account, at the CNG Point(s), for transportation hereunder daily quantities of gas up to Customer's MDQ, plus Applicable Shrinkage. Pipeline shall transport and deliver for Customer's account, at the Customer Point(s), such daily quantities tendered up to such Customer's MDQ.

      Pipeline shall not be obligated to, but may at its discretion, receive at any Point of Receipt on any day a quantity of gas in excess of the applicable Maximum Daily Receipt Obligation (MDRO), plus Applicable Shrinkage, but shall not receive in the aggregate at all Points of Receipt on any day a quantity of gas in excess of the applicable MDQ, plus Applicable Shrinkage, as specified in the executed service agreement. Pipeline shall not be obligated to, but may at its discretion, deliver at any Point of Delivery on any day a quantity of gas in excess of the applicable Maximum Daily Delivery Obligation (MDDO), but shall not deliver in the aggregate at all Points of Delivery on any day a quantity of gas in excess of the applicable MDQ, as specified in the executed service agreement.

                                   ARTICLE II

                                TERM OF AGREEMENT

      This Service Agreement shall become effective on the later of November 1, 1999, or the in-service date of the facilities authorized by the Commission in Docket No. CP99-113-000, and shall continue in effect for a term ending and including October 31, 2006, and shall remain in force from year to year thereafter unless this Service Agreement is terminated as hereinafter provided. This Service Agreement may be terminated by either Pipeline or Customer upon one
(1) year prior written notice to the other specifying a termination date of October 31, 2006, or any October 31 thereafter. Subject to Section 22 of Pipeline's General Terms and Conditions and without prejudice to such rights, this Service Agreement may be terminated at any time by Pipeline in the event Customer fails to pay part or all of the amount of any bill for service hereunder and such failure continues for thirty (30) days after payment is due; provided, Pipeline gives thirty (30) days prior written notice to Customer of such termination and provided further such termination shall not be effective if, prior to the date of termination, Customer either pays such outstanding bill or furnishes a good and sufficient surety bond guaranteeing payment to Pipeline of such outstanding bill. Notwithstanding the foregoing, service shall not be terminated unless and until Pipeline has received abandonment authority pursuant to Section 7 of the Natural Gas Act. Customer shall have the right to oppose Pipeline's application to the Federal Energy Regulatory Commission, or any successor agency, for such abandonment authority. For the 120 days following termination

                                SERVICE AGREEMENT
                             FOR RATE SCHEDULE FTS-7
                                   (Continued)

of this Service Agreement, Pipeline shall utilize its best efforts to provide Customer with such additional interruptible transportation service, to be provided pursuant to Rate Schedule IT-1 or successor of Rate Schedule IT-1, as is necessary for Customer to withdraw and receive delivery of all gas remaining in storage pursuant to CNG's Rate Schedule GSS.

      Any portions of this Service Agreement necessary to correct or cash-out imbalances under this Service Agreement as required by the General Terms and Conditions of Pipeline's FERC Gas Tariff, Volume No. 1, shall survive the other parts of this Service Agreement until such time as such balancing has been accomplished.

                                   ARTICLE III

                                  RATE SCHEDULE

      This Service Agreement in all respects shall be and remain subject to the applicable provisions of Rate Schedule FTS-7 and of the General Terms and Conditions of Pipeline's FERC Gas Tariff on file with the Federal Energy Regulatory Commission, all of which are by this reference made a part hereof.

      Customer shall pay Pipeline for, all services rendered hereunder and for the availability of such service in the period stated, the applicable prices established under Pipeline's Rate Schedule FTS-7 as filed with the Federal Energy Regulatory Commission and as the same may be hereafter revised or changed.

      Pipeline shall have the right from time to time, by the filing of a revised rate schedule, to increase or decrease the rates, to change the form of the applicable rate schedule and to take such other and further action with respect thereto without further consent by Customer and such changes in rates and other changes shall become the Rate Schedule and Terms and Conditions under which the gas shall be transported hereunder. Customer shall have the right to oppose any of the foregoing and to request reduction in rates to the extent that Customer is legally permitted to do so under the Natural Gas Act.

                                SERVICE AGREEMENT
                             FOR RATE SCHEDULE FTS-7
                                   (Continued)

                                   ARTICLE IV

                       CUSTOMER POINT(S) AND CNG POINT(S)

      Natural gas to be received by Pipeline for Customer's account for service hereunder shall be received on the outlet side of the measuring station at or near the following designated Customer Point(s) or CNG Point(s), and natural gas to be delivered by Pipeline for Customer's account hereunder shall be delivered at the outlet side of the measuring stations at or near the following designated CNG Point(s) or Customer Point(s), in accordance with the Maximum Daily Receipt Obligation (MDRO) plus Applicable Shrinkage, Maximum Daily Delivery Obligation
(MDDO), receipt and delivery pressure obligations and measurement responsibilities indicated below for each:

                         Maximum                                   Measurement
                         Daily                  Pressure           Responsi-
     Customer Point      Obligation            Obligation          bilities
     --------------      ----------            ----------          --------

1.   In Hunterdon        29,915 dth      As requested by customer  Pipeline
     County, NJ, and                     not to exceed 750 psig
     designated by
     Pipeline as
     Measuring Station
     70087

2.   In Morris County,   29,915 dth      As requested by customer  Pipeline
     NJ, and designated                  not to exceed 750 psig
     by Pipeline as
     Measuring Station
     71078

3.   AGT - Boston Gas         0                 N/A                N/A
     Company for
     nomination
     purposes only
     79818

                          Maximum                               Measurement
                          Daily           Pressure              Responsi-
         CNG Point        Obligation      Obligation            bilities
         ---------        ----------      ----------            --------

1.   In Westmoreland      29,915 dth  At such pressure          Pipeline
     County, PA, and                  necessary to enter
     designated by                    Pipeline's facilities
     Pipeline as                      not to exceed the
     Measuring Station                Maximum Allowable
     75082                            Operating Pressure

2.   In Clinton County,     0 dth     At such pressure          CNG
     PA, and designated               necessary to enter        Transmission
     by Pipeline as                   Pipeline's facilities
     Measuring Station                not to exceed the
     75931                            Maximum Allowable
                                      Operating Pressure

                                SERVICE AGREEMENT
                             FOR RATE SCHEDULE FTS-7
                                   (Continued)

provided, however, receipt of gas by Pipeline for Customer's account at Customer Point(s) shall be accomplished solely by the displacement of gas quantities otherwise deliverable to Customer by Pipeline pursuant to other contractual arrangements between Pipeline and Customer, and which quantities shall be billed by Pipeline and paid by Customer as if such deliveries in fact occurred pursuant to the relevant contractual arrangements;

further provided, however, that until changed by a subsequent Agreement between Pipeline and Customer, Pipeline's aggregate maximum daily delivery obligations at each of the Customer Points described above, including Pipeline's maximum daily delivery obligations under this and all other firm Service Agreements existing between Pipeline and Customer, shall in no event exceed the following:

             Customer                 Aggregate Maximum
              Point              Daily Delivery Obligation
              -----              -------------------------

              No. 1                      177,070 dth

and provided further that Pipeline shall have no obligation to deliver natural gas designated as MDQ at any Customer Point other than that listed below:

                                 Customer Point
                                 --------------

              Measuring Station 70087, Hunterdon County, New Jersey

                                    ARTICLE V

                                     QUALITY

      All natural gas tendered to Pipeline for Customer's account shall conform to the quality specifications set forth in Section 5 of Pipeline's General Terms and Conditions. Customer agrees that in the event Customer tenders for service hereunder and Pipeline agrees to accept natural gas which does not comply with Pipeline's quality specifications, as expressly provided for in Section 5 of Pipeline's General Terms and Conditions, Customer shall pay all costs associated with processing of such gas as necessary to comply with such quality specifications.

                                SERVICE AGREEMENT
                             FOR RATE SCHEDULE FTS-7
                                   (Continued)

                                   ARTICLE VI

                                    ADDRESSES

      Except as herein otherwise provided or as provided in the General Terms and Conditions of Pipeline's FERC Gas Tariff, any notice, request, demand, statement, bill or payment provided for in this Service Agreement, or any notice which any party may desire to give to the other, shall be in writing and shall be considered as duly delivered when mailed by registered, certified, or regular mail to the post office address of the parties hereto, as the case may be, as follows:

      (a) Pipeline:      TEXAS EASTERN TRANSMISSION CORPORATION
                         5400 Westheimer Court
                         Houston, TX 77056-5310

      (b) Customer:      BOSTON GAS COMPANY
                         One Beacon Street
                         Boston, MA 02108

or such other address as either party shall designate by formal written notice.

                                   ARTICLE VII

                                   ASSIGNMENTS

      Any Company which shall succeed by purchase, merger, or consolidation to the properties, substantially as an entirety, of Customer, or of Pipeline, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Service Agreement; and either Customer or Pipeline may assign or pledge this Service Agreement under the provisions of any mortgage, deed of trust, indenture, bank credit agreement, assignment, receivable sale, or similar instrument which it has executed or may execute hereafter; otherwise, neither Customer nor Pipeline shall assign this Service Agreement or any of its rights hereunder unless it first shall have obtained the consent thereto in writing of the other; provided further, however, that neither Customer nor Pipeline shall be released from its obligations hereunder without the consent of the other.

                                SERVICE AGREEMENT
                             FOR RATE SCHEDULE FTS-7
                                   (Continued)

                                  ARTICLE VIII

                                 INTERPRETATION

      The interpretation and performance of this Service Agreement shall be in accordance with the laws of the State of Texas without recourse to the law governing conflict of laws.

      This Service Agreement and the obligations of the parties are subject to all present and future valid laws with respect to the subject matter, State and Federal, and to all valid present and future orders, rules, and regulations of duly constituted authorities having jurisdiction.

                                   ARTICLE IX

                        CANCELLATION OF PRIOR CONTRACT(S)

      This Service Agreement supersedes and cancels, as of the effective date of this Service Agreement, the contract(s) between the parties hereto as described below:

      service agreement dated March 23, 1995 between Pipeline and Customer under Pipeline's Rate Schedule FTS-7 (Pipeline's Contract No. 331009).